Exhibit 99.1

FOR IMMEDIATE RELEASE

September 28, 2007

For more information: Mike Bauer, President & CEO, Nexxus Lighting, Inc.

Phone: 704-405-0416

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Nexxus Lighting Closes Merger Transaction with Advanced Lighting Systems and Announces Expiration of Letter of Intent to Acquire LightWild

Charlotte, NC – September 28, 2007 – Nexxus Lighting, Inc. (NASDAQ Capital Markets: NEXS) today announced that it has closed the previously announced merger of LED and fiber optic lighting manufacturer, Advanced Lighting Systems, Inc. (“ALS”), with and into a wholly-owned subsidiary of Nexxus Lighting. The newly merged company, Advanced Lighting Systems, LLC, will continue to operate out of ALS’ manufacturing facility in Sauke Centre, Minnesota.

In addition, Nexxus Lighting announced that the non-binding letter of intent it entered into with LightWild, LC in Overland Park, Kansas has expired and will not be extended.

“We are very excited to have closed the merger transaction with ALS. We look forward to integrating ALS as a Nexxus Lighting company and executing our LED product development strategy for both the commercial and entertainment lighting markets,” stated Mike Bauer, President & CEO of Nexxus Lighting. “Our overall strategy for growth in solid state lighting through, among other things, strategic acquisitions is a fundamental part of our core business model and we are continuing to selectively evaluate opportunities that could facilitate expansion of our product offering and penetration into new market segments.”

Nexxus Lighting is a leader in advanced lighting technology, including solid-state LED and fiber optic lighting systems and controls used in commercial, architectural, signage, swimming pool and retail lighting. ALS is focused on solid-state LED and fiber optic lighting technology in the entertainment, commercial, architectural and OEM lighting markets.

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Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Nexxus Lighting’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Nexxus Lighting undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.